Exhibit 99.1

K12 Inc. Reports Second Quarter Fiscal 2017 with Revenues of $221.1 Million

Operating Income increases 24.5 percent; Net Income rises 37.6 percent

HERNDON, Va.--(BUSINESS WIRE)--January 26, 2017--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of proprietary curriculum, software systems and educational services designed to facilitate individualized learning for students primarily in kindergarten through 12th grade, today announced its results for the second fiscal quarter ended December 31, 2016.

Financial Highlights for the Three Months Ended December 31, 2016 (Second Quarter Fiscal Year 2017)

  Revenues of $221.1 million, compared to $208.8 million in the second quarter of FY 2016.
  Operating income of $18.3 million, compared to $14.7 million in the second quarter of FY 2016.
  Net income attributable to common stockholders of $11.7 million, compared to $8.5 million in the second quarter of FY 2016.
  Diluted net income attributable to common stockholders per share of $0.30, compared to $0.23 in the second quarter of FY 2016.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended December 31, 2016 (Second Quarter Fiscal Year 2017) are as follows. Historical information for these metrics can be found in Appendix A.

  Adjusted operating income of $22.9 million, compared to $19.7 million in the second quarter of FY 2016.
  Adjusted EBITDA of $41.6 million, compared to $36.2 million in the second quarter of FY 2016.

Financial Highlights for the Six Months Ended December 31, 2016

  Revenues of $450.2 million, compared to $430.0 million for the first six months of FY 2016.
  Operating loss of $4.3 million, compared to a loss of $5.7 million for the first six months of FY 2016.
  Net loss attributable to common stockholders of $2.2 million, compared to a loss of $4.3 million for the first six months of FY 2016.
  Diluted net loss attributable to common stockholders per share of $0.06, compared to a loss of $0.11 for the first six months of FY 2016.

Non-GAAP Financial Highlights for the Six Months Ended December 31, 2016 (Year-to-Date Fiscal 2017) are as follows.

  Adjusted operating income of $4.9 million, compared to $3.8 million for the first six months of FY 2016.
  Adjusted EBITDA of $41.3 million, compared to $36.8 million for the first six months of FY 2016.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures for these periods is provided below.

Liquidity

As of December 31, 2016, the Company had cash and cash equivalents of $182.1 million, a decrease of $31.9 million compared to the $214.0 million reported at June 30, 2016. This decrease is largely the result of normal seasonal trends. On a year over year basis, cash and cash equivalents increased $10.8 million.

On December 27, 2016, K12 executed an agreement to purchase the 40% of Middlebury Interactive Languages that it did not already own pursuant to the exercise of a put right by Middlebury College, for $9.1 million.

Comments from Management

“We will continue to invest in innovative curriculum, technology and programs to transform the educational experience for all students we serve,” said Stuart Udell, Chief Executive Officer. “With Middlebury Interactive Languages and its best-of-breed courses now part of K12, we are even better positioned with deep language literacy expertise to help schools, districts, and families prepare students for college and careers. Students can take up to six world languages, including Spanish, French, and Chinese, in an interactive online environment, and English Language Learners have access to new digital curriculum designed to help them close the achievement gap,” Udell added.

Capital Expenditures

Capital expenditures for the six months ended December 31, 2016 were $23.9 million, a decrease of $1.9 million from the prior year’s first six months, and was comprised of:

  $1.3 million for property and equipment,
  $13.5 million for capitalized software development, and
  $9.1 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended December 31,		Change 2016 / 2015		Six Months Ended December 31,		Change 2016 / 2015
	2016	2015	$	%	2016	2015	$	%
	(In thousands, except percentages)

Managed Public School Programs	$182,396	$170,346	$12,050	7.1%	$366,935	$347,801	$19,134	5.5%

Institutional
Non-managed Public School Programs	17,634	15,590	2,044	13.1%	35,929	31,296	4,633	14.8%
Institutional Software & Services	12,770	12,200	570	4.7%	28,733	25,488	3,245	12.7%
Total Institutional	30,404	27,790	2,614	9.4%	64,662	56,784	7,878	13.9%
Private Pay Schools and Other	8,290	10,675	(2,385)	-22.3%	18,631	25,456	(6,825)	-26.8%
Total	$221,090	$208,811	$12,279	5.9%	$450,228	$430,041	$20,187	4.7%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended December 31,		2016 / 2015		Six Months Ended December 31,		2016 / 2015
(in thousands)	2016	2015	Change	Change %	2016	2015	Change	Change %

Managed Public School Programs (1,2)	106.2	103.8	2.4	2.3%	106.8	103.9	2.9	2.8%
Non-managed Public School Programs (1)	28.7	27.5	1.2	4.4%	28.5	27.7	0.8	2.9%
(1)	If a school changes from a Managed Public School Programs to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2016 / 2015		December 31,		2016 / 2015
	2016	2015	$	%	2016	2015	$	%
Managed Public School Programs	$1,717	$1,641	$76	4.6%	$3,436	$3,347	$89	2.7%
Non-managed Public School Programs	614	567	47	8.3%	1,261	1,130	131	11.6%

Outlook

The Company has provided the following update of its forecast for the full year, fiscal 2017:

  Capital expenditures in the range of $55 million to $60 million. This is a reduction from the previous guidance of $60 million to $65 million.

The Company is forecasting the following for the third quarter, fiscal 2017:

  Revenue in the range of $210 million to $220 million.
  Operating income in the range of $14 million to $17 million.
  Capital expenditures of $14 million to $16 million.
  Adjusted operating income of $18 million to $21 million.

Please note the following:

(1)	Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of December 31, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its second quarter fiscal year 2017 financial results during a conference call scheduled for Thursday, January 26, 2017 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=122440. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on January 26, 2017 at 8:00 p.m. ET through February 26, 2017 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 136523316. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=122440 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and six months ended December 31, 2016, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Form 10-Q for the quarter ended December 31, 2016, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2016	2016
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$182,146	$213,989
Accounts receivable, net of allowance of $11,062 and $10,813 at December 31, 2016 and June 30, 2016, respectively	218,743	169,554
Inventories, net	17,409	30,631
Prepaid expenses	18,110	9,634
Other current assets	23,377	22,047
Total current assets	459,785	445,855
Property and equipment, net	28,426	28,447
Capitalized software, net	66,728	70,055
Capitalized curriculum development costs, net	62,920	63,367
Intangible assets, net	21,665	23,102
Goodwill	87,285	87,285
Deposits and other assets	10,679	15,944
Total assets	$737,488	$734,055
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$13,329	$13,210
Accounts payable	18,378	25,919
Accrued liabilities	13,551	26,877
Accrued compensation and benefits	20,890	31,042
Deferred revenue	59,225	25,964
Total current liabilities	125,373	123,012
Capital lease obligations, net of current portion	11,953	9,922
Deferred rent, net of current portion	6,125	6,661
Deferred tax liability	25,178	18,458
Other long-term liabilities	8,512	9,780
Total liabilities	177,141	167,833
Commitments and contingencies	-	-
Redeemable noncontrolling interest	700	7,502
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,177,081 and 43,184,068 shares issued and 40,674,483 and 39,681,470 shares outstanding at December 31, 2016 and June 30, 2016, respectively	4	4
Additional paid-in capital	678,154	675,436
Accumulated other comprehensive income (loss)	97	(293)
Accumulated deficit	(43,608)	(41,427)
Treasury stock of 3,502,598 shares at cost at December 31, 2016 and June 30, 2016	(75,000)	(75,000)
Total stockholders’ equity	559,647	558,720
Total liabilities, redeemable noncontrolling interest and equity	$737,488	$734,055

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
	(In thousands except share and per share data)
Revenues	$221,090	$208,811	$450,228	$430,041
Cost and expenses
Instructional costs and services	137,542	129,616	281,641	268,619
Selling, administrative, and other operating expenses	62,352	61,440	166,998	160,710
Product development expenses	2,873	3,028	5,935	6,441
Total costs and expenses	202,767	194,084	454,574	435,770
Income (loss) from operations	18,323	14,727	(4,346)	(5,729)
Interest income (expense), net	264	(190)	606	(495)
Income (loss) before income taxes and noncontrolling interest	18,587	14,537	(3,740)	(6,224)
Income tax benefit (expense)	(7,688)	(6,653)	1,002	1,444
Net income (loss)	10,899	7,884	(2,738)	(4,780)
Add net loss attributable to noncontrolling interest	753	654	557	525
Net income (loss) attributable to common stockholders	$11,652	$8,538	$(2,181)	$(4,255)
Net income (loss) attributable to common stockholders per share
Basic	$0.31	$0.23	$(0.06)	$(0.11)
Diluted	$0.30	$0.23	$(0.06)	$(0.11)
Weighted average shares used in computing per share amounts:
Basic	38,104,909	37,559,999	38,021,807	37,496,747
Diluted	39,007,276	37,680,879	38,021,807	37,496,747

K12 INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities
Net loss	$(2,738)	$(4,780)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	36,375	33,035
Stock-based compensation expense	9,292	9,541
Excess tax benefit from stock-based compensation	(250)	(6)
Deferred income taxes	4,123	5,745
Provision for doubtful accounts	273	2,766
Provision for excess and obsolete inventory	497	456
Provision for student computer shrinkage and obsolescence	265	(389)
Expensed computer peripherals	2,729	1,995
Changes in assets and liabilities:
Accounts receivable	(49,449)	(44,104)
Inventories	12,724	11,257
Prepaid expenses	(8,476)	(9,812)
Other current assets	(1,330)	(228)
Deposits and other assets	5,653	(42)
Accounts payable	(7,540)	(13,059)
Accrued liabilities	(13,191)	(2,063)
Accrued compensation and benefits	(10,151)	(9,488)
Deferred revenue	33,261	32,156
Deferred rent and other liabilities	(1,816)	(31)
Net cash provided by operating activities	10,251	12,949
Cash flows from investing activities
Purchase of property and equipment	(1,276)	(2,024)
Capitalized software development costs	(13,446)	(16,925)
Capitalized curriculum development costs	(9,141)	(6,867)
Purchase of noncontrolling interest	(9,134)	-
Net cash used in investing activities	(32,997)	(25,816)
Cash flows from financing activities
Repayments on capital lease obligations	(8,116)	(9,370)
Proceeds from exercise of stock options	437	14
Excess tax benefit from stock-based compensation	250	6
Repurchase of restricted stock for income tax withholding	(1,650)	(2,340)
Net cash used in financing activities	(9,079)	(11,690)
Effect of foreign exchange rate changes on cash and cash equivalents	(18)	(18)
Net change in cash and cash equivalents	(31,843)	(24,575)
Cash and cash equivalents, beginning of period	213,989	195,852
Cash and cash equivalents, end of period	$182,146	$171,277

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted EBITDA and adjusted operating income (loss). These measures are not measurements recognized under GAAP.

  Adjusted EBITDA is defined as net income (loss) as adjusted for interest income (expense), net; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest expense primarily consists of interest expense for capital leases and on customer receivables.
  Adjusted operating income (loss) is defined as operating income (loss) as adjusted for stock-based compensation.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, and restricted stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry; and
  as consistent with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, operating income or loss, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss) - K12 Inc.	$11,652	$8,538	$(2,181)	$(4,255)
Interest (income) expense, net	(264)	190	(606)	495
Income tax (benefit) expense	7,688	6,653	(1,002)	(1,444)
Noncontrolling interest	(753)	(654)	(557)	(525)
Stock-based compensation expense	4,598	4,954	9,292	9,541
Adjusted operating income (loss)	22,921	19,681	4,946	3,812
Depreciation and amortization	18,695	16,470	36,375	33,035
Adjusted EBITDA	$41,616	$36,151	$41,321	$36,847

Appendix A

The following table is provided for reference only and is related to the new non-GAAP metrics provided in this release. The table sets forth adjusted EBITDA and adjusted operating income (loss) for the three months ended September 30, 2015; December 31, 2015; March 31, 2016; and June 30, 2016.

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016

Net income (loss) - K12 Inc.	$(12,793)	$8,538	$14,273	$(982)
Interest (income) expense, net	305	190	101	21
Income tax (benefit) expense	(8,097)	6,653	5,368	822
Noncontrolling interest	129	(654)	(608)	649
Stock-based compensation expense	4,587	4,954	4,218	4,858
Adjusted operating income (loss)	(15,869)	19,681	23,352	5,368
Depreciation and amortization	16,565	16,470	17,586	17,603
Adjusted EBITDA	$696	$36,151	$40,938	$22,971

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award-winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company consisting of thousands of online school educators providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered through K12 partner public schools in 33 states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com